Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential.

Double asterisks denote omissions.

EXECUTION VERSION

CONFIDENTIAL

FIRST AMENDMENT TO OPTION AND LICENSE AGREEMENT

This First Amendment to Option and License Agreement (this “Amendment”) is entered into and made effective as of September 3, 2024 (the “Amendment Effective Date”) by and between Voyager Therapeutics, Inc., a Delaware corporation having its principal place of business at 75 Hayden Avenue, Lexington, MA (“Voyager”), and Novartis Pharma AG, a corporation, having its principal place of business at Lichtstrasse 35, CH-4056 Basel, Switzerland (“Novartis”). Voyager and Novartis are referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings set forth in the Agreement (as defined below).

Recitals

WHEREAS, Voyager and Novartis entered into that certain Option and License Agreement, effective as of March 4, 2022 (the “Agreement”), pursuant to which Voyager provides Novartis with access to Capsids (as defined in the Agreement) discovered by Voyager and with an option to license such Capsids in connection with certain gene targets;

WHEREAS, Under the Agreement, among other gene targets, the Parties had agreed to include the Direct License Target (as defined below) as an Initial Target;

WHEREAS, Novartis did not exercise its Option with respect to the Direct License Target prior to the end of the Research Term, and, accordingly, the Option expired on March 4, 2023, and the Direct License Target was removed as a Subject Target; and

WHEREAS, Novartis desires to enter into the license pursuant to Section 3.1.2(a) and 3.1.3 of the Agreement with respect to the Direct License Target and Licensed Capsid identified in Attachment A, and the Parties have agreed to amend the Agreement in accordance with Section 11.11 thereof to provide for such a license.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.AMENDMENT OF THE AGREEMENT

The Parties hereby agree that the Agreement is amended as set forth below, effective as of the Amendment Effective Date.

1.1New Definitions. The following definitions are hereby added to the Agreement:

1.127“Direct License Target Development Candidate Declaration” means, with respect to a Licensed Product with a Novartis Payload directed to the Direct License Target, the first occurrence of  (i) Novartis, at its sole discretion, designating such Licensed Product as a biological development candidate through Novartis’ then-current internal governance process (e.g. approval by the Discovery and Translational Board) allowing such Licensed Product to advance to IND-enabling studies, or (ii) Novartis, any Affiliate, or any Sublicensee initiating a GLP toxicology study for such Licensed Product without having previously designated such Licensed Product as a biological development candidate .

1.128“Direct License Target” means the [**] gene, including the coding and non-coding regions affecting its function and regulation, and modifications thereof. The Direct License Target constitutes a Subject Target.

1.2Amended Definitions. Section 1.70 and Section 1.105 of the Agreement are hereby deleted in its entirety and is replaced with the following:

1.70“Licensed Product” means a product comprising: (a) a Licensed Capsid; and (b) a Novartis Payload directed to a Licensed Target for such Licensed Capsid.

1.105“Research Term” means, on a Subject Target-by-Subject Target basis, the period commencing on the Evaluation Start Date for such Subject Target and ending on: (a) for any Subject Target other than the Direct License Target, the third (3rd) anniversary of the Effective Date; or (b) for the Direct License Target, September 3, 2026.

1.3Option Exercise Fees. Section 5.3 of the Agreement (Option Exercise Fee) is hereby deleted in its entirety and replaced with the following:

5.3Option Exercise Fees. For each Option that Novartis exercises for a Rare Disease Target other than the Direct License Target, Novartis will pay to Voyager a fee (each, an “Option Exercise Fee”) of Twelve Million Five Hundred Thousand Dollars ($12,500,000). No Option Exercise Fee will be payable for the Direct License Target.

1.4Development Milestones. The milestone table in Section 5.4.2 of the Agreement (Development Milestone Events and Payments) is hereby deleted in its entirety and replaced with the following:

	Development Milestone Event	Development Milestone Payment (per Licensed Target)
(a)	[**]	[**] Dollars ($[**])
(b)	[**]	[**] Dollars ($[**])
(c)	[**]	[**] Dollars ($[**])
(d)	[**]	[**] Dollars ($[**])
(e)	[**]	[**] Dollars ($[**])
(f)	[**]	[**] Dollars ($[**])

Development Milestone Event	Development Milestone Payment (per Licensed Target)
Total Per Licensed Target	For Licensed Targets other than the Direct License Target: One Hundred Twenty-Five Million ($125,000,000) For the Direct License Target: One Hundred Thirty Million ($130,000,000)

1.5Voyager Address. Voyager’s address in the preamble of the Agreement and in the notices provision in Section 11.7 of the Agreement is hereby replaced with “75 Hayden Avenue, Lexington, MA 02421”.

2.CONSIDERATION

2.1Amendment Fee. Novartis will pay Voyager a one-time fee of Fifteen Million Dollars ($15,000,000) for the rights granted under this Amendment (the “Amendment Fee”).

2.2Invoicing; Payment. Voyager will invoice Novartis for the Amendment Fee on or promptly after the Amendment Effective Date. Novartis will pay such invoice in accordance with Section 5.5 of the Agreement.

3.ADDITION OF DIRECT LICENSE TARGET AS A LICENSED TARGET

3.1Direct License Target deemed a Licensed Target. The Parties agree that, notwithstanding anything to the contrary set forth in the Agreement, from and after the Amendment Effective Date, the Direct License Target will be deemed a Licensed Target under the Agreement. Novartis asserts that, in Novartis’s good faith assessment based on advice from specialized counsel, Novartis has concluded that the grant of the licenses in Section 3.1.2(a) and 3.1.3 of the Agreement with respect to the Direct License Target and Licensed Capsid identified in Attachment A does not require Antitrust Filings.

3.2Effect of Addition of Direct License Target. With respect to the Direct License Target, the Parties agree that, from and after the Amendment Effective Date: (a) references in the Agreement to the Option Exercise Date will be deemed to refer to the Amendment Effective Date; and (b) the Agreement will be interpreted as if Novartis exercised the Option with respect to the Direct License Target for the Capsid Candidate identified in Attachment A, which Capsid Candidate will be deemed a Licensed Capsid.

3.3No Further Options. The parties acknowledge and agree that Novartis’ rights to exercise the Options for the Initial Targets or any Additional Targets have been exercised or expired as of the Amendment Effective Date, and accordingly no further Option rights exist under the Agreement as of the Amendment Effective Date.

4.MISCELLANEOUS

4.1Scope. This Amendment supersedes all proposals, negotiations, conversations and/or discussions between or among parties relating to the subject matter of this Amendment and all past dealing or industry custom. This Amendment shall be integrated in and form part of the Agreement effective as of the Amendment Effective Date. Except for the foregoing modifications, the Agreement is hereby ratified and confirmed in accordance with its original terms.

4.2Counterparts. This Amendment may be executed in one or more counterparts, each of which will be an original and all of which together will constitute one instrument.

[Signature page follows.]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

Voyager Therapeutics, Inc.

By:	/s/ Alfred Sandrock
	Name:	Alfred Sandrock
	Title:	CEO

Novartis Pharma AG

By:	/s/ Arne Worne
	Name:	Arne Worne
	Title:	Global Head Alliance Management

Novartis Pharma AG

By:	/s/ Simone Pfirter
	Name:	Simone Pfirter
	Title:	Head NIBR General Legal Europe

[Signature page to First Amendment to Option and License Agreement]

Attachment A

Capsid Candidate for Direct License Target

[**]

Attachment A - 1